Exhibit 4.1

PBC Provident Bancorp COMMON  STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS. SEE REVERSE SIDE CUSIP 74383A 10 9 CUSIP 744028 10 1 THIS CERTIFIES that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK PAR VALUE $.01 EACH, OF Provident Bancorp a delaware corporation The shares evidenced by this certificate are transferable only on the books of Provident Bancorp inc, by the holder hereof, in person or by attorney, upon surrender of this certificate property endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency. This certificate is not valid unless conifer signed and register by the Transfer Agent and Register. IN WITNESS WHEREOF, Provident Bancorp, inc, has casued this certificate to be executed, by the facsimile signatures of its duly authorized officers has caused a accsimile of its seal to be hereto affixed.PROVIDEND BANCORP, INC. corporate SEAL 2003 DELAWARE CORPORATE SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors of Provident Bancorp, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

The shares evidenced by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The shares represented by this certificate may not be cumulatively voted on any matter. The Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting stock of the Company, voting together as a single class, to approve certain transactions and to amend certain provisions of the Certificate of Incorporation.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -	Custodian
				(Cust)	(Minor)
TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right
		of survivorship and not as		Under Uniform Gifts to Minors Act
tenants in common

(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                             Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated,

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.